CONSENT OF INDEPENDENT AUDITOR

	FOR ATLAS-ENERGY FOR THE NINETIES-PUBLIC #4 LTD.


The firm, as Independent Certified Public Accountants, hereby consents to the use of the audit report dated February 11, 1997 on the balance sheet of Atlas-Energy for the Nineties-Public #4 Ltd., a Pennsylvania Limited Partnership as of December 31, 1996, and the related statements of income, changes in partners' capital accounts and cash flows for the year then ended , in the U.S. Securities and Exchange Commission Form 10-KSB and
 any amendments thereto for Atlas-Energy for the Nineties-Public #4 Ltd.



                                      /s/ McLaughlin & Courson

			                                   McLaughlin & Courson
                                      Certified Public Accountants





March 25, 1997
Pittsburgh, Pennsylvania